Exhibit 99.1

Hertz Investor Day NYSE Hertz Global Holdings, Inc. (NYSE: HTZ) and the Hertz Corporation June 25, 2009

Forward-Looking Statements Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements give our current expectations or forecasts of future events and our future performance and do not relate directly to historical or current events or our historical or current performance. Most of these statements contain words that identify them as forward-looking, such as “anticipate”, “estimate”, “expect” “project”, “intend”, “plan”, “believe”, “seek”, “will”, “may”, “opportunity”, “target”, or other words that relate to future events, as opposed to past or current events. Forward-looking statements are based on the then-current expectations, forecasts and assumptions of our management and involve risks and uncertainties, some of which are outside of our control, that could cause actual outcomes and results to differ materially from current expectations. For some of the factors that could cause such differences, please see the sections of our annual report on Form 10-K for the year ended December 31, 2008 entitled “Risk factors” and “Cautionary note regarding forward-looking statements.” Copies of these materials are available from the SEC, our website or our Investor Relations department. We cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any projections will be realized. We expect that there will be differences between projected and actual results. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We caution prospective purchasers not to place undue reliance on the forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained herein and in our annual and quarterly reports described above.

Disclosure on Financials in Presentation Amounts shown in this presentation, unless otherwise indicated, are for Hertz Global Holdings, Inc., (HGH), the ultimate parent company of The Hertz Corporation (THC). GAAP and non-GAAP profitability metrics for THC, the wholly owned operating subsidiary, are different from those of HGH. During 2006, the results of HGH and THC varied primarily due to the $1.0 billion loan facility on the books of HGH which was repaid with the proceeds from HGH’s initial public offering. In 2007, THC had lower total expenses than HGH primarily due to $2.0 million of secondary offering costs incurred at the HGH level. In 2008 and the first quarter of 2009 HGH had interest income relating to an intercompany loan to THC. Other minor differences in the various profit metrics for HGH and THC, presented on both a GAAP and non-GAAP basis, exist relating to additional audit fees and interest income relating to additional cash on hand at the HGH level.

Non-GAAP Measures and Terms The following non-GAAP measures and terms were used in the presentation: LTM EBITDA Corporate EBITDA Adjusted Pre-Tax Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day (RPD) and Car Rental Rate Revenue Per Transaction (RPT) Equipment Rental and Rental Related Revenue Same Store Revenue Growth Net Corporate Debt Net Fleet Debt Total Net Debt Corporate Restricted Cash Restricted Cash Associated with Fleet Debt Pro Forma (PF) Definitions, reconciliations and importance of the non-GAAP measures are provided in the slides or in the appendices of the presentation

Meeting Agenda Overview Mark P. Frissora Financial Overview Elyse Douglas U.S. Rent-A-Car Joe Nothwang International Rent-A-Car Michel Taride Global Equipment Rental Business Gerry Plescia Fleet Management John Thomas Revenue Growth & Marketing Mike Senackerib Innovation Joe Eckroth Closing Remarks Mark P. Frissora Questions & Answers

Company Overview Mark P. Frissora

Key Investment Considerations Premier global brand Flexible business model with successful track record Cash flow generation supports operations and delivering Superior cost management actions improve profit retention Multiple revenue growth drivers in place

Our Goal “To be the lowest cost, highest quality, and most customer focused company in the global rental markets we serve” Speed, Service, Selection

HERTZ: A Premier Global Brand Rent-A-Car (RAC) LTM 3/31/09 Revenue $6.5 billion Corp. EBITDA $326.1 million 5.0%* Adjusted Pre-Tax $216.3 million 3.3%* #1 airport market share in U.S. and at 42 major airports in Europe #1 worldwide general use car rental brand #1 brand in each of the business and leisure sectors of the U.S. airport market Approximately 8,000 locations worldwide * Percentage of revenues. HERTZ Equipment Rental (HERC) LTM 3/31/09 Revenue $1.5 billion Corp. EBITDA $667.5 million 43.7%* Adjusted Pre-Tax $213.4 million 14.0%* Second largest operator in U.S. and Canada combined based on 2008 revenues (1) One of the youngest fleets Diversified revenue mix Approximately 330 locations worldwide (1) Source: Company Reports.

Superior Business Model Diversified Business Revenue Mix WW HERC $1.6 Billion 19% WW RAC $6.9 Billion 81% U.S. HERC $1.1B 13% U.S. Off-Airport RAC $1.0B 12% U.S. Airport RAC (Business) $1.5B 18% U.S. Airport RAC (Leisure) $1.9B 22% Int’l. RAC Airport $1.4B 16% Int’l. RAC Off-Airport $1.1B 13% HERC Other $0.5B 6% 2008 Total Revenue of $8.5 billion

Superior Business Model Consistent Growth and Profitability Revenue ($ in Millions) CAGR = 7.5% $5,934 $1,038 $4,888 2003 $6,676 $1,162 $5,508 2004 $7,469 $1,415 $6,047 2005 $8,058 $1,673 $6,378 2006 $8,686 $1,756 $6,921 2007 $8,525 $1,658 $6,858 2008 RAC HERC Corporate EBITDA ($ in Millions) CAGR = 8.3% $739 $356 $390 2003 $992 $431 $574 2004 $1,141 $587 $575 2005PF* $1,379 $759 $653 2006 $1,542 $834 $738 2007 $1,100 $736 $403 2008 EBITDA - RAC Interest Expense - RAC Fleet Depreciation Expense Corporate EBITDA *Pro Forma

Strategic Initiatives Customer Satisfaction Strengthen Brand – All Segments Innovative Products/Services Improve CRM Systems World Class Website Global Coverage Employee Satisfaction Talent Development/Management Diversity at All Levels Rewards Linked to Results E-based learning tools Cash Management Economic Value Added-Driven More Flexible Cost Structure Best in Class Financial Controls Global Supply Chain Mgmt.

Hertz’s Growth Strategies Worldwide Car Rental Advantage leisure brand Connect by Hertz – Car sharing - Urban, Academic, Corporate - Acquired Eileo patented technology Multi-month leasing - 10% of WW RAC revenue in Q 1 09 Geographic expansion - Brazil, India, China -1st RAC location in China in 2009 Ancillary revenue Off-Airport expansion - Growing insurance replacement share Worldwide HERC Diversify revenue sources - Aerial, power generation, industrial Continue worldwide expansion through JVs and acquisitions - Rent One (Spanish power generation company) Geographic expansion - Opened in Shanghai China in July ’08 - Opening 2 new locations in China in ’09 Customized project offerings Continue to win new national accounts Highly differentiated, consumer friendly, premium value

Advantage Rent-A-Car Acquisition Acquisition completed April 2009 – 20 locations - $33M purchase price - 7.5% pre-tax margin pre-bankruptcy Potential to achieve 10% pre-tax margin via synergies Penetration into top leisure markets Additional brand to sell to corporate accounts and to market with key travel partners - Advantage has high penetration of third party online bookings - 17% share in Expedia, Orbitz, Travelocity, CheapTickets, Priceline, Hotwire Extend useful life of Hertz fleet 38 locations to be opened by Q1 2010

Connect by Hertz – Car Sharing Global car sharing market to exceed $1 bln by 2014 Economical - Cheaper to rent than own in urban settings - Hourly fees include gas, insurance & maintenance Environmentally Friendly - Each car sharing vehicle replaces 14 cars owned Technology Drives Efficiency - Ability to track location and status of vehicle -Labor free operations via online access and electronic key card Younger, tech-savvy & urban demographic penetration

Eileo Technology Acquisition Accelerates position in car sharing Leverage technology to enhance traditional rental experience Patented Immobilizer Technology Eileo – State-of-the-art car sharing technology - GPS tracking - Bluetooth “hands-free” mobile navigation - RFID Smart Cards - Expand technology to classic Hertz rentals

Efficiency Building Blocks Business Process Outsourcing (BPO) RFQs Benchmarking Performance Service Level Agreements Expanded capacity via provider Focus on strategic rather than tactical work Providers bring leverage $94M in cost savings captured or identified Other Organizational Efficiency Organizational Redesign Total Value Management Centers of Excellance Contract Renegotiation Consolidation Efficiencies Delayering $532M in cost savings captured or identified Business Process Re-engineering (BPR) Standardization Operational Process Re-Engineering Functional system optimization Benchmarking and Best practices implementation End to end value stream optimization in both operations and all functions $594M in cost savings captured or identified

Cost Savings Implementation Timeline 2007 2008 2009 Expected 2010 Targets (Identified to date) Business Process Outsourcing (BPO) $7M $22M $29M $36M Other Organizational Efficiency $160M $140M $20M $28M Business Process Re-engineering (BPR) $20M $151M $337M $86M Total $187M $313M $570M $150M Cumulative Savings $187M $500M $1.1Bln $1.2Bln Additional 2010 Projects Identified Total Savings to Exceed Current Target

Headcount Reduction to Maximize Efficiency Headcount has been reduced by 13,015 or approx.32% since August 2006 Total Headcount* 45,000 40,000 35,000 30,000 25,000 20,000 15,000 10,000 5,000 0 40,523 36,869 29,809 27,508 Aug 2006 Dec 2007 Dec 2008 Apr 2009 *includes full-time equivalent employees

Labor Productivity Rental Revenue Per Headcount Employee efficiency up 16% since 2006 $210 $200 $190 $180 $170 $173.3 $176.3 $181.3 $187.2 $190.8 $194.4 $196.3 $198.8 $200.1 $201.1 Q4 06 Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Rental Rate Revenue calculated using 12/31/08 foreign exchange rates.

Top 5 Cost Savings Categories Will Contribute to the $570MM in Savings in 2009 Excludes RIF Actions Back Office Re-Engineering - Purchase to Pay Restructure - General Accounting - Fleet Administration Improvements - Order to Cash Restructure - RAC/HERC Back Office Consolidations - Shared Service Consolidation/Site Closure Utilization Projects - Maintenance Throughput - Peak Day Optimization - Other Utilization Elements - Body Shop Throughput - Registration/Re-Registration Process Organization Redesign - European Redesign and HQ Relocation - NA RAC Delayering/Span of Control - HERC Regional Redesign Commissions/Concessions/Credit Card Improvements - Redesign Travel Agent Program - Airport Concession Improvements - Agency Commission - Airline Commissions (Frequent Flyer) - Guaranteed Credit Card Fees Fleet Acquisition Process Improvements - U.S. Fleet Acquisition - Complexity Reduction Project - EU Fleet Acquisition - Alternative Channels

Back Office Re-Engineering - $54MM Purchase to Pay Restructure $5MM Streamline the Purchase to Pay (P2P) process from 70 to not more than four value streams. Re-engineer processes to eliminate waste, reduce cost by 30%, and increase procurement sourced spend. Savings come via P-Card utilization, correct payments and optimizing terms as well as roughly 10 FTE reductions. Order to Cash Restructure $4MM Globalize, centralize, and streamline collections work by eliminating steps and handoffs, and improved collections effectiveness through improved prioritization, segmentation, and contact strategies. Specific items include electronic invoicing, rework of past due collection and incentives, compensation structure move to more variable rather than fixed salary. Estimated 50-60 FTE reductions. General Accounting $5MM This project consists of consolidation of business partner group, general accounting consolidation between OKC and Dublin, a reduction in manual journal entries, and improvements in fleet accounting, providing an estimated 60 FTE reductions. RAC/HERC Back Office Consolidations $3MM This project works to eliminate non value added reports/processes. With a focus on all tasks that are performed in the field, so that these processes can be eliminated or centralized. Examples include: payroll processing, petty cash, purchase orders, filing, some reporting Projects should reduce 50 FTEs. Fleet Administration and Logistics Improvements $17MM This project is working to eliminate administrative processes related to fleet installations and deletions, such as title requests, vehicle data entry, and OEM claims processing and implement systems to optimize vehicle transport, transporters and move to trip pay for transporters. Based on beta site result we expect to eliminate 760 FTEs. Shared Services Consolidation/Site Closure $20MM Processing opportunities for globalizing/centralizing retail and replacement reservations, customer correspondence, emergency road service, rental extensions, and billing inquires. 75% of these pre-tax improvements come from adjustments and launch of new emergency road service fees. The balance from wage reduction via off-shoring efforts, and cross-training programs, so as people leave, we need not fill vacancies.

Hertz Improvement Process HIP is a customer-focused culture changing processes by integrating both Lean and Six Sigma methodologies 2007 Lean Foundation $55M pre-tax identified - $19M delivered 9,000 people trained Implemented in 248 locations worldwide Revenue base covered - NA RAC 64% - HERC 31% - Europe 33% HIP website developed Over 120K hits Global employee suggestions - Over 1,400 received 2008 Strategic Alignment Global COE development Hoshin planning rolled out - Linking corporate strategy to each employee Global best practices Strategy and planning Goal, objectives, stretch targets Management ownership $313M overall savings - $61M driven by HIP 2009 Cultural Changes Deployed globally Conversion to continuous improvement-based culture Lean Sensei/Master Black Belts lead the organization Lean/Green Belts/Yellow Belts in training Lean becomes a way of daily life Project Lighthouse takes HIP to the next level $570M savings expected

Cost savings Update Cost Savings generated from: Direct Operating Expense SG&A Fleet Cost Objective: To be the lowest cost and highest quality provider

Outlook & Guidance Car rental demand stabilized in U.S. & Europe - Advanced reservations better than anticipated for summer peak - Adding fleet prudently to respond to increasing leisure demand Equipment rental demand and pricing remains challenging - Competitors beginning to defleet 2Q09 - HERC maintaining strong Corporate EBITDA margin No impact from GM & Chrysler bankruptcies Residual values continue to strengthen due to low dealer inventories Instituting Guidance: Forecasting positive Q2 & FY 2009 adjusted pre-tax income and adjusted EPS WW RAC HERC expected to exceed $100 million Corporate EBITDA at 40% margins

2009 Guidance Q2 2009 Worldwide Revenues $1.70 bln - $1.75 bln Adjusted Pre-Tax Income $65 mm - $70 mm Adjusted EPS* $0.09 - $0.10 FY 2009 Worldwide Revenues $6.7 bln to $7.0 bln Adjusted Pre-Tax Income $100 mm - $120 mm Adjusted EPS* $0.12 - $ 0.15 * Assumes normalized tax rate of 34% and 407.7 million shares, the number of diluted shares expected to be outstanding for the year ended December 31, 2009.

Financial Overview Chief Financial Officer Elyse Douglas

Profit Retention ($ in millions) 3rd Qtr 4th Qtr 1st Qtr 2008 2008 2009 Revenue $2,421.9 $1,788.7 $1,564.9 $ var YoY ($27.7) ($350.1) ($474.3) Adjusted Pre-Tax $169.1 ($103.7) ($116.6) $ var YoY ($165.8) ($256.2) ($133.7) Flow through % positive/(negative) (598.6%) (73.2%) (28.2%) Profit Retention % (498.6%) 26.8% 71.8% Expect profit retention to improve every quarter in 2009

Q1 2009 Car Rental Competitive Benchmark WW RAC DTG ABG Corp EBITDA % Rev -0.8% -0.7% -0.3% Adjusted Pre-Tax % Rev -2.6% -4.3% -5.3% Fleet Efficiency BPS 41bps -187bps -231bps

Q1 2009 Equipment Rental Competitive Benchmark WW HERC URI RSC Corp EBITDA 40.4% 26.0% 37.3% % Rev Adjusted Pre-Tax 0.3% -5.7% -3.9% % Rev

Financial Focus Liquidity OEM Bankruptcy Debt Buyback HERC Asset Base Funding of Acquisitions Corporate Cash Flow ABS Refinancing Market Access & Timing Enhancement Percentage/Spread levels Absolute market interest rates Covenant Compliance EBITDA Business Performance Corporate Cash Flow/Leverage

Strong Capital Structure and Liquidity Position Leverage Liquidity ($ in Millions) As of As of March 31, 2009 March 31, 2009 Net Fleet Debt $ 4,958 Unrestricted Corporate Cash $ 557 Net Corporate Debt $ 3,854 Unfunded Corporate Liquidity $ 1,214 Total Net Debt $ 8,812 Total Corporate Liquidity $ 1,771 LTM EBITDA $ 2,809 Fleet Financing Availability** $ 3,583 LTM Corporate EBITDA* $ 961 Consolidated Leverage Ratio Total Liquidity $ 5,354 4.11x (Max allowed 5.0x) * Includes car rental fleet interest and depreciation; used for Consolidated Leverage Ratio calculation ** Subject to borrowing base availability

Annual Debt Service Timeline* No significant corporate debt maturities until 2012 Sufficient liquidity to cover 2009 fleet maturities Focusing on 2010 fleet refinancing Lower advance rates and fleet efficiencies will reduce refinancing need * As of 3/31/09 ($ in millions) $5,000 $4,500 $4,000, $3,500 $3,000 $2,500 $2,000 $1,500 $1,000 $500 $0 2009 2010 2011 2012 2013 2014 2016 2018 2028 Corporate Debt $23 $64 $136 $1,534 $- $2,120 $600 $- $25 Fleet Debt $557 $4,264 $159 $73 $139 $- $- $- $-

2010 Refinancing Impact Hertz has adequate liquidity to fund 2010 refinancing enhancement levels ($ in millions) Corporate Refinancing Requirement 2010 YE Fleet & A/R $6,900 Blended existing advance rates 78.4% 2010 refinancing advance rates 65%-69% Corporate liquidity requirement $650-$925 Ford Letter of Credit $200 Total Corporate requirement $850-$1,125 - Assumes increase in cash/LOC enhancement is covered in advance rates Covered by May 2009 Capital Raise Common Equity* $544 Convertible Notes $475 Underwriting Fees ($29) Net Proceeds $990 Preserves Existing Corporate Liquidity 3/31/09 Unfunded Corporate Liquidity $1,214 Unrestricted Corporate Cash $557 Total Corporate Liquidity $1,771 - Incorporate recent repurchase of $150mm debt * Includes the $200 million from the private placement to our sponsors, which is expected to close in July

Corporate Liquidity and Refinancing Need Fleet Refinancing Need thru 2010 Implied Fleet REE: (Assuming 67% Advance Rate) Corporate Requirement: (Est. 12% Adv. Rate decline, 3% on $2B Company A Conduits) Capital Raise Unrestricted Corporate Cash1 Unfunded Corporate Liquidity Total Corporate Liquidity Proforma Liquidity after Refinancing Less: Upcoming Letter of Credit maturities Proforma Liquidity Hertz $4,200 $6,269 $752 $990 $557 $1,214 $1,771 $2,009 $(200) $1,809 Company A $3,500 $5,244 $358 $- $345 $385 $730 $372 $(224) $148 Company B $400 $597 $72 $- $93 $93 $21 $21 Hertz advance rates should be higher than our competitors due to more diversified fleet and higher corporate credit rating * All data as of 3/31/09 * Advance rates will be different for each company based upon fleet composition, existing enhancement levels and corporate credit rating 1 Company B reported $193 million of cash on their balance sheet, however they require a minimum cash maintenance amount of $100 million

2010 Refinancing Requirement 2010 Refinancing Requirement of $4.2 bln - 12% Advance Rate Decline, YE Fleet NBV to YE Fleet REE - 6% growth in 2010 YE fleet NBV vs. 2009 YE $ in millions Fleet Assets Fleet Debt assuming ~ 67% Advance Rate Less: Fleet Debt maturing after 2010 Fleet Refinancing Requirement 2010 $6,900 4,600 (400) $4,200 $1.8 bln corporate liquidity can be used as required

2010 Refinancing Alternatives ($ in billions) Amend & Extend TALF/ABS Other $5.5 $5.0 $4.5 $4.0 $3.5 $3.0 $2.5 $2.0 $1.5 $1.0 $0.5 $0.0 Fleet Maturities 2010 Refinancing Requirement U.S. Amend and Extend International Amend and Extend TALF 2009 TALF 2010/ABS Leasing/ABL OEM Financing $4.8 $4.2 $1.25 $1.0 $0.9 $0.25 $0.50 $0.3 Amounts Considerations U.S. International 2009 2010 $1.0-$1.5bn $1.0-$1.5bn $0.6-$1.2bn $0.7-$2.0bn Strong, long-term global lending relationships Active dialog on enhancement, pricing, and commitments for tenor AAA rating required for TALF TALF likely extended into 2010 if credit market remains challenging, otherwise traditional ABS notes Size depends on rating agency guidelines and need Leasing ABL OEM Financing $0.5 - $1.5 Ability to leverage fleet purchases Several ongoing discussions Total alternatives of $3.8 - $7.7bn does not factor in corporate liquidity position

Current Credit Environment TALF TALF spreads tightening; subordinated note interest emerging - TALF deals completed – Ford, Nissan, Citigroup - 6/09: 13 TALF eligible deals totaling $16.4BB, 3 non-TALF deals sold for about $3BB Meetings held week of May 25th with S&P and Moody’s, Fitch on June 24 AAA enhancement levels still need to be finalized

Current Credit Environment U.S. Amend and Extend Negotiating terms with VFN Agent Bank - 2-2.5 yrs tenor - AA enhancement level - 2.50-3.50% interest margin Once terms agreed will move to syndication - Top 5 banks = $1.4bln in existing commitments Evaluating alternative MTN exchange offers

Current Credit Environment International Bridge/ABS Meetings held with three lead European banks and 10 potential new lenders in Europe Reviewing potential European leasing structures Two current lenders have obtained credit approval to increase lines to Hertz for a total of $500M. Looking to potentially utilize in Europe. Terms yet to be negotiated.

Interest Rate Exposure ($ in millions) 2010 vs. 2009 Cash Interest Expense Low High Description Interest Rate Increases Interest Margin Increases High Yield Note Repurchases Convertible Bond Issuance REE/Other Increase in cash interest 20 70 (3) 11 (10) $88 47 85 (3) 11 10 $150 $ LIBOR increases to 1.25 to 1.75%, Euribor increases to 0.75-2.0% Margin increases of 1.5-3.0% on fleet refinancing Reduced by $150M high yield note buyback, offset by $100M ABL Interest due to new convertible bond Average REE flat, shift to corporate from fleet financing Total cash interest (corporate and fleet) is projected to increase by ~ $90-150 million in 2010 There is a wide range in the estimate due to uncertainty over the exact timing of refinancing and market conditions

Consolidated Debt Covenant Compliance Consolidated Leverage Ratio Interest Coverage Ratio (Max Allowed) Calculated (Min Required) Calculated Q3 08 Q4 08 Q1 09 5.75 3.51 1.75 3.73 5.25 3.71 2.00 2.90 5.00 4.11 2.25 2.64 Expect to remain in full compliance with both covenant calculations in 2010 and forseeable future

Macro Indicators Trend Analysis GDP Sequential % Change 6.0% 4.0% 2.0% 0.0% -2.0% -4.0% -6.0% -8.0% -10.0% Q107 Q207 Q307 Q407 Q108 Q208 Q308 Q408 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 U.S. GDP (1) Eur GDP (2) (1) Source: The Conference Board (2) Source: European Commission Enplanements YoY% Change 10.0% 5.0% 0.0% -5.0% -10.0% -15.0% -20.0% -25.0% Jan-07 Apr-07 Aug-07 Dec-07 Apr-08 Aug-08 Dec-08 Apr-09 U.S. Enplanements Europe Enplanements U.S. emplanements in Mar & Apr 09 is based on ATA stats versus prior months which is based on DOT stats. ATA stats reflects a smaller subset of the airlines reported by the DOT. Consumer Statistics Consumer Confidence 120.0 100.0 80.0 60.0 40.0 20.0 0.0 700.0 600.0 500.0 400.0 300.0 200.0 100.0 0.0 Jan-07 May-07 Sep-07 Jan-08 May-08 Sep-08 Jan-09 May-09 Consumer Confidence Unemployment Unemployment Construction YoY% Change New Home Sales (1) 0.0% -10.0% -20.0% -30.0% -40.0% -50.0% 80.0% 60.0% 40.0% 20.0% 0.0% -20.0% -40.0% -60.0% New Home Sales YoY (1) Non-Res Construction YoY (2) Non-Res Construction (2) Jan-07 Apr-07 Jul-07 Oct-07 Jan-08 Apr-08 Jul-08 Oct-08 Jan-09 Apr-09 (1) Source: U.S. Census Bureau

U.S. RAC Executive VP & President, Vehicle Rental & Leasing, The Americas & Pacific Joseph R. Nothwang

America’s & Pacific RAC Footprint Corporate Substantially Licensee Geography U.S. Canada Puerto Rico S. America Australia New Zealand Asia Locations @3/31/09 3,332 156 29 259 208 45 1,197 Approx. Licensee Mix 5% 15% 100% 79% 23% 15% 99%

U.S. RAC Overview Business Description Leading market position - #1 airport - #2 off-airport Over 1,700 staffed locations Average fleet of 265,000, with approximately 279,000 vehicles in peak fleet Established customer base - Partnerships with numerous preferred travel industry members - Provide services to majority of Fortune 500 companies - Leading expedited rental program. #1 Club Gold - Diversified fleet (Prestige, Fun, Green) Revenue ($ Millions) 5.00 3.75 2.50 1.25 0 2006 2007 2008 $4.374 $4.566 $4.359 Note: 2006 to current includes NeverLost revenues Revenue Mix – 2008 Actual Government 2% Replacement 8% Tour 3% Discretionary 52% Commercial 34%

U.S. RAC Airport Mix – 2008 Distinct Customer Mix Airport Industry Revenue* Business Leisure 42% 58% Hertz Airport Revenue Business Leisure 42% 58% * Source: Auto Rental News and Hertz Management estimates

U.S. RAC Off-Airport Market Composition – 2008 Distinct Customer Mix Off-Airport Revenue Mix Replacement* Leisure Business 15% 23% 62% Hertz Off-Airport Revenue Mix Replacement* Leisure Business 33% 21% 46% *Source: Auto Rental News and Hertz Management estimates *Includes insurance, dealership, body shop and other replacement

Booking Channels: U.S. Airport & Off-Airport Hertz.com Fastest growing: +700 bps vs. 2005 Largest channel for leisure sector at more than 36% of revenue Lowest cost channel Channel Mix of Revenue 2008 GDS 28% Hertz.com 25% Phone 17% Third Party Online 12% Local Counter 10% Other 8% Hertz.com: % of Revenue Leisure Segment 2005 26% 2008 36% All Segments 2005 18% 2008 25%

Travel Partners Excess of $2 billion in revenues in 2008 Leisure sector driven by group/associations and airline/hotel partners Leisure partner distribution is evenly split between on-line, airline/hotel, and traditional travel agency partners U.S. Leisure: Customer Partner Mix 51% 22% 13% 9% 5% (% of revenues) Group/Assoc. Partners Airlines & Hotels Credit Cards/Banks Opaque Tour Partners U.S. Partner Mix (of Revenue) (% of revenues) 17% 8% 4% 3% 3% Group/Assoc. Partners Airlines & Hotels Credit Cards/Banks Opaque Tour Partners Leisure: Partner Distribution Channel Mix (% of revenues) 32% 29% 29% 10% On-line Partners Airlines & Hotels Traditional T.A. Partners Tour Partners

U.S. RAC Off-Airport Growth Same Store Revenue Growth 9 7 5 3 1 -1 5.2% 7.9% -2.8% 2006 2007 2008 Year-Over-Year Same Store Growth Number of Locations 1,800 1,500 1,200 900 600 300 0 1,244 1,544 1,378 1,580 1,647 1,645 1/1/05 1/1/06 1/1/07 1/1/08 1/1/09 3/31/09 Rightsized for downturn, but growing again -3

Off-Airport Location and Revenue Growth Favorable Cost Structure Operating expense is approx. 30% lower Lower commission/concession fees Longer rental length- Greater fleet efficiency Less expensive, smaller cars Depreciation expense 15% less than airport Smaller facilities Longer Length, Lower Costs Offset Lower RPD Mature locations typically have: - Comparable Adjusted Pre-Tax Margins - Higher Return on Total Capital

Off-Airport Marketing Strategy Hertz’s Specialized Product Offering Convenient pick up service Neighborhood locations/Nationwide footprint On-site in dealerships and body shops Appeal to gold members and customers who only rent Hertz when away from home Sales Process Seamless integration with insurance companies/body shops -Split billing to insurance companies and dealerships Grass roots marketing through body shops and agents Insurance company rental management Win contracts nationally – earn business locally Preferred supplier at 185 of the 200+ largest insurance companies Improving penetration in existing accounts Renewed focus on mid tier accounts approx. $10.0 million rental spend

Hertz

HERC/RAC Cross Selling

- **Off-Airport / HERC (Hertz Equipment Rental) Initiative**
  - Leverage RAC & HERC sales force to increase feet on the street to ~670 (HERC ~450 & RAC ~220)
  - Increased cost savings through maximizing facilities & resources


Hertz Equipment Rental
Hertz

- **Pilot Program**
  - Pilot program rolled out in NC and WA March 1st 2009
  - Key target segments include bodyshops and dealerships
- **Phase II**
  - Cross-train RAC on HERC business to further leverage relationships to drive equipment rental
  - Leveraging RAC and HERC brands creates a competitive advantage for HERC un-matched in the industry

H1060-Analyst 6/09-54

U.S. RAC Operating Strategy Revenue Growth Off-Airport On-line Leisure Monthly rentals One-way rentals Geographic expansion Ancillary revenue Connect Advantage Process Improvement Lean Six Sigma/Hertz Improvement Process Hoshin/Business Operating System (BOS) Processing Re-engineering Fleet management Vehicle rental Organizational design - De-layer - Speed decision making - Focus on off-airport Customer Satisfaction Net Promoter Score Consumer friendly products and services Website enhancements Varied Collections Highly differentiated, consumer friendly, premium value

Annual Key Operating Metrics U.S. RAC 2008 2007 2006 Revenue (in millions) $4,359.1 $ 4,566.2 $ 4,373.9 % Growth -4.5% 4.4% 4.2% Transactions (in thousands) 19,822 21,547 20,940 % Growth -8.0% 2.9% -0.7% Transaction Days (in thousands) 85,701 88,990 85,716 % Growth -3.7% 3.8% -0.5% Rental Rate Revenue per Transaction Day $42.88 $43.77 $43.97 % Growth -2.0% -0.4% 3.6% Rental Rate Revenue per Transaction $185. 38 $180.77 $179.97 % Growth 2.5% 0.4% 3.8% Average Number of Company-operated Cars during the Period 302,200 313,300 294,900 % Growth -3.5% 6.2% -1.7% Average Rental Rate Revenue per Car per Month $1,013.27 $1,036.00 $1,064.92 % Growth -2.2% -2.7% 4.9%

First Quarter Key Operating Metrics U.S. RAC Q1 2009 Q1 2008 Revenue (in millions) $896.4 $1,079.8 % Growth -17.0% -0.1% Transactions (in thousands) 4,042 4,900 % Growth -17.5% -3.4% Transaction Days (in thousands) 18,411 21,264 % Growth -13.4% 2.0% Rental Rate Revenue per Transaction Day $41.82 $43.10 % Growth -3.0% -2.8% Rental Rate Revenue per Transaction $190.48 $187.02 % Growth 1.9% 2.5% Average Number of Company-operated Cars during the period 260,000 304,400 % Growth -14.6% 0.6% Average Rental Rate Revenue per Car per Month $987.09 $1,003.51 % Growth -1.6% -1.6%

Managing Through the Downturn Cost Management Organization/Span of Control Fleet Process Re-engineering Utilization Improvement Network Optimization Manpower Efficiency Growth New Products - Monthly Lease, Pre-paids Geographic Expansion - China, India, Select Licensees Connect Advantage Balancing Cost Management & Revenue Growth

Growth Initiatives: New Brands Closed on April 8th with 4 locations 20 operating locations by July 1st Displayed on all major distribution channels Separate counters Combined back-office functions Shared fleet Hitting synergy targets Revenue Opportunity: $700 M in U.S. Leisure Market Opened in NYC, London & Paris in December 2008 Over 4, 400 current members Over 150 locations in NYC; 400 cars In process with over 100 universities Leading proprietary technology NYC customer Robert G: “…the program and all of the reps here are sensational!” OSU Program Director: “I’ve been so impressed with how well things are going from a member’s view-point… and that’s really the most important thing. From a member standpoint, things seem to be working as if the program has been around for years!” Targets tech-savvy, younger, urban, cool, green customers

Growth Initiatives: New partnerships and Programs Commercial Travel Industry Sales & Marketing Insurance Replacement

U.S. RAC Outlook Improving Trends but Visibility Limited Improved reservation trend Improved airline enplanement outlook Improving vehicle residual values Resilient leisure traveler attitude Continued soft commercial demand Lower gasoline prices vs. last year Improved consumer confidence Reservations visibility only through end of August

Europe RAC President Hertz Europe Ltd Executive Vice President, Hertz Corporation Michel Taride

EMEA RAC Footprint Shared Services Dublin Geography Locations @3/31/09 Licensee Revenue Mix Corporate Europe 1,457 10% Other Europe 912 100% Middle East 93 100% Africa 163 100% Total EMEA 2,625 34%

Europe Specifics Different markets, business mix, competitive sets, customer requirements, network mix (airport/downtown) Limited airport facilities with increasing costs Multiple distribution channels, Car Rental Brokers, Tour Operators Number of car manufacturers, country and European negotiations, no remarketing through auctions Different tax regimes, statutory requirements, jurisdictions Importance of licensee network (in-country, countries) Seasonality and fixed-cost coverage

Europe RAC Overview Business Description Leading market position in airport car rental (est. 25% share) Number of employees in Europe FY2009: 4,854 (from 6,128 FY2007) Over 135,000 vehicles in peak - 90% cars/ 10% trucks and vans Strong travel partnerships and European/Global account base European consolidated Reservation/Back Office in Ireland Ability to leverage European and Global infrastructure Revenues ($mm) $1,660 $1,801 $1,784 2006 2007 2008 Note: At constant currency exchange rates.

Europe Airport/Off-Airport Mix Total Industry Airport $6,035m Off-Airport $8,015m Total Revenue $14,050m Business 18% $2,499m Leisure 25% $3,537m Business 25% $3,580m Leisure 32% $4,435m 1 Performance revenue at 12/31/08 rates 2 Source: Euromonitor Hertz Europe Airport $814m Off-Airport $836m Total Revenue $1,651m Leisure 29% $486m Business 19% $315m Leisure 9% $144m Business 25% $395m Vans 13% $220m Replacement 5% $77m

Europe: Strategic Partnership and Accounts Airlines: Air France, Aer Lingus, BMI and BMIBaby.com, Ryanair, Jet 2.com; preferred relationship with 33 airlines Associations: ARC (equivalent of AAA) – 38 million members in 29 countries Hotels and Resorts: Disneyland Paris, Relais & Chateaux, Marriott Credit Cards: Amex, Mastercard and Visa Vehicle Manufacturers: Ford, Toyota, Peugeot, Iveco, Mercedes Car Leasing: GE Fleet Services, ALD, LeasePlan, Arval, ING… Accounts: Expedia, Philips, IBM, GE, Alcatel-Alstom, BP… Loyalty Programs: Nectar (UK), Supercard (Switzerland), Deutschland Card (Germany), Solred (Spain), Agip (Italy)

Key Strategies Revenue Growth Car Sharing New Franchise Business model and outsourcing options Geographic expansion: Source Middle East, Asia, Latin America Pricing and Yield Management Product development: Prepaid, hourly rentals, electric scooters, monthly rental, SMEs, students, high speed rail links Efficiency $160m project portfolio of cost efficiency actions: Lean Six Sigma and Process re-engineering, Kiosks Procurement and supply chain Fleet Remarketing Capacity: B2B and B2C Working Capital improvements Renegotiation of 3rd party contracts, e.g., Ryanair, BT Organization Restructuring: Regions vs. Countries COE (Centers of Expertise) Shared Services Outsourcing Customer Satisfaction Europe NPS April 07-March 09 Transform/Differentiate Customer Experience Driving Excellence program Employee Satisfaction Performance Management Training & Development Talent Plan & Succession Planning Expanding airline partnerships

Annual Key Operating Metrics International RAC (Europe & Other International) Revenue (in millions) 1 % Growth Transactions (in thousands) % Growth Transaction Days (in thousands) % Growth Rental Rate Revenue per Transaction Day 1 % Growth Rental Rate Revenue per Transaction 1 % Growth Average Number of Company-operated Cars during the Period % Growth Average Rental Rate Revenue per Car per Month 1 % Growth 2008 2007 2006 $2,261.7 $2,244.1 $2,076.4 0.8% 8.1% 6.3% 7,553 7,430 7,064 1.7% 5.2% 3.3% 42,196 40,365 37,535 4.5% 7.5% 4.3% $44.18 $45.80* $45.45* -3.5% 0.8% 1.0% $246.84 $248.83* $241.52* -0.8% 3.0% 2.0% 153,000 147,800 137,700 3.5% 7.3% 2.9% $1,015.42 $1,042.45* $1,032.52* -2.6% 1.0% 2.4% 1 Based on December 31, 2008 foreign exchange rates. * Calculated using the actual year-over-year growth rates and adjusting to eliminate the impact of foreign exchange rates.

First Quarter Key Operating Metrics International RAC (Europe & Other International) Revenue (in millions) 1 % Growth Transactions (in thousands) % Growth Transaction Days (in thousands) % Growth Rental Rate Revenue per Transaction Day 1 % Growth Rental Rate Revenue per Transaction 1 % Growth Average Number of Company-operated Cars during the Period % Growth Average Rental Rate Revenue per Car per Month 1 % Growth Q1 2009 Q1 2008 $410.6 $480.6 -14.5% 7.8% 1,500 1,665 -9.9% 4.6% 8,064 8,975 -10.2% 11.3% $42.19 $43.98 -4.1% -2.8% $226.77 $237.06 -4.3% 3.4% 120,900 133,000 -9.1% 10.0% $937.99 $989.25 -5.2% -1.7% 1 Based on December 31, 2008 foreign exchange rates.

Europe: Recent Achievements (Last 12 Months) New organization structure, less costly, more effective - 2 regions – European/Global COEs - Shared services – BPO Acquisitions: Czech Republic and Slovakia, selected France and U.K. licensed locations Product launches: Car Sharing, hourly rentals, Prepaid early bookers, students, electric cars, scooters 11 industry awards received including: Top 10 Superbrands U.K. Training and Development Innovation (France) CRF Top Employer 2007 and Superbrands 2007 (Germany) Excellence Through People Gold Standard and Environment Business Award (HESC) Best Business Car Rental Company U.K. and Ireland Network Expansion (100 new locations, new territories: Algeria, Libya)

Managing Through the Downturn Resizing of fleet: cancelled or postponed additions in line with volume trend - 14,000 vehicles held over from 2008 into Q109 - Three major fleet efficiency projects: utilization improvement, procurement and used car sales Three reduction in workforce actions (RIFs), voluntary redundancy and furloughs, organizational transformation to build for the future with delayered regional structure Network rationalization: closure of 150 locations by end of Q1 2009, with further 30 under review Cash management focus: discretionary expense and non-essential Capex reduction, working capital improvement Volume Now: refocusing business agenda on short-term revenue growth and pricing actions

Europe Opportunities Improved pricing – Yield Management Further acquisition of franchise and non Hertz businesses Continued product innovation Realize further benefits from restructuring and BPR Supply chain management (Fleet and non-Fleet) Improve market position in select countries, segments and accounts

Outlook Euro area GDP forecast at -1.8% in 2009 turning to +0.7% in 2010 Housing market starting to recover in the UK AEA (Association of European Airlines) enplanements were -19.3% for Q109 but April is better at -14.4% - Low cost airlines still growing high single digit - Hertz and travel industry advance reservations showing good prospects for the peak summer season Used car market showing early signs of improvement Shortage of RAC fleet driving significant pricing improvements in some markets Interest rates at historic lows

Worldwide Equipment Rental (HERC) President, Hertz Equipment Rental Corporation Gerald Plescia

HERC Worldwide Operations Corporate Geography U.S. Canada Europe China Total Locations LTM 3/31/09 220 36 72 1 329 Revenues LTM 3/31/09 69.0% 18.4% 12.4% 0.2% 100%

HERC Worldwide Growth Opportunities Existing Growth Opportunity

North American Equipment Rental Industry HERC is one of the top rental companies in a highly fragmented industry Top 10 N.A. rental companies make up about 29% of rental industry HERC right-sized and aligned with market conditions Current industry players over-fleeted Rental companies aging fleet in response to economic downturn Downward pressure on rates from competitors due to fleet levels U.S. Equipment Rental Industry Revenue ($ in Billions) $40.0 $35.0 $30.0 $25.0 $20.0 $15.0 $10.0 $5.0 $0.0 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 $7.9 $9.7 $11.2 $13.2 $14.4 $16.2 $18.6 $21.4 $24.2 $24.8 $24.8 $23.7 $23.9 $26.5 $29.0 $34.8 $37.6 $37.6 Source: Manfredi and Associates as of July 2008 2008 Market Share Others 81% URI 7% HERC 4% RSC 4% Sunbelt 4% Source: Internal Company Data

U.S. Construction & Industrial Market Nonresidential is forecasted to decline in 2009 driven by economic conditions Infrastructure still in line to see opportunities Industrial spending to decline in 2009, although HERC initiative will provide opportunities Industrial spending in 2009 estimated at $247 billion Nonresidential Construction Starts ($ in Millions) $300,000 $250,000 $200,000 $150,000 $100,000 $50,000 0 2006 2007 2008 2009 2010 2011 Source: McGraw Hill as of Qtr 1 2009 2009 Industrial Spending Breakdown Paper, Pulp & Wood 4% Production (Oil & Gas) 2% Terminals 2% Alternate Fuel 2% Food & Beverage 6% Power 26% Pharmaceutical & Biotech 10% Petroleum Refining (HPI) 7% Metals & Minerals 9% Industrial Manufacturing 18% Chemical Processing (CPI) 8% Transmission (Oil & Gas) 6% Source: Industrial Information Resources as of Qtr 1 2009

North American Key Metrics HERC North American industrial penetration has grown from 18% of HERC total sales in 2006 to 22% in 2008 Well balanced North American region diversification and penetration Rate performance challenging as competitors show aggressive pricing in response to over-fleeting North American Business Mix As % of total 2008 revenue Industrial 22% Fragmented 30% Construction 48% 2008 HERC Geographic Mix As % of total 2008 revenue Western Canada 12.6% Eastern Canada 6.2% Northwest 13.3% Western 12.6% Southwest 18% Southeast 11.0% Florida 10.9% Northeast 15.4% HERC U.S. $ Utilization Trends 50.0% 45.0% 40.0% 35.0% 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% 2006 2007 2008 LTM 3/31/09

HERC Growth Strategies Increase Industrial market penetration Increase share of wallet National Accounts Selective Local Accounts Expand Power Generation and Event Services Stabilize pricing through yield management Drive branch efficiencies through HIP International expansion India, China, E. Europe, Brazil

HERC Fleet Strategy Fleet age has been increasing due to economic conditions HERC still maintains one of the youngest fleets among competitors, providing customer service advantage First Cost Fleet Mix As of 3/31/09 Electrical 4% Pumps 3% Air 3% General 3% Trucks 13% Material Handling 18% Earth Moving/Compaction 26% Aerial/Cranes 30% Fleet size - $2,128M HERC U.S. Average Fleet Age 45 40 35 30 25 20 2003 2004 2005 2006 2007 2008 2009 41.1 35.2 27.0 25.5 29.3 36.0 38.7 (in Months)

Revenue and Growth Diversification Increase customer diversification to provide insulation from down cycles Continue to grow market share in the industrial segment through Plant Services Pursue strategic international opportunities E-business Continued business & product diversification by leveraging HERC initiatives Plant Services Power Generation Service Pump & Compressor Trench Shoring Energy & Entertainment Services

Hertz Plant Services Support of Industrial Clients - Refinery - Paper/Pulp - Manufacturing - Chemical - Power Plants Action Plan Turnaround/Shutdown environments Specialized Tools On-Site labor, tool and equipment support Higher quality equipment standards Safety Operational

Service Pump & Compressor Market Pump rental market is estimated to be $300M+ Action Plan Coordinated sales effort with Plant Services to attack targeted industrial accounts Expanding U.S. geographical coverage Entering Canada, Europe and Asia Strengths Highly specialized, experienced personnel Utilizing high efficiency technology to increase customers’ job productivity

Hertz Energy and Entertainment Services Total Energy Solutions Provider – Kentucky Derby - 30 generators and 20 pieces of equipment – Valero Refineries - (3) 1MW Generators billing $40k / week – Emergency preparedness – A&P, Pathmark, Wendy’s, FedEx European Operations – Spain – Quilovat / Rent One – France – Hertz Energy Services Event Services – 100+ combined vehicles and equipment on rent since May 1st to the film industry (9 new accounts in this industry) – Hertz is the film industry’s only national equipment and vehicle provider – Targeted events X-Games – 175 vehicles, 60 pieces of equipment Law & Order – 150 vehicles, 50 pieces of equipment –Target Markets: Boston, Detroit, Chicago, LA, Dallas, Miami, Wilmington

Hertz Energy and Event Services on the Job

E-Business

Annual Key Operating Metrics 2008 2007 2006 WW HERC Total Revenue1 $1,658.1 $1,755.9 $1,672.6 % Growth -5.6% 5.0% 18.2% Branches 345 376 362 Rental and Rental Related Revenue1 (a) $1,480.3 $1,565.1 $1,478.5 % Growth -5.4% 5.9% 17.7% Volume -6.1% 3.3% 14.7% Pricing -1.5% 0.3% 3.3% Same Store Revenue Growth -5.7% 2.9% 16.8% Average Acquisition Cost of Revenue Earning Equipment During the period (b) $3,364.3 $3,305.3 $3,018.3 Fleet Efficiency (a/b) 44.0% 47.4% 49.0% Average Fleet Age (Months) 36.0 29.1 26.4 1 Includes effects of foreign currency

First Quarter Key Operating Metrics ($ in millions) Q1 2009 Q1 2008 WW HERC Total Revenue1 $279.5 $411.0 % Growth -32.0% 5.4% Branches 329 383 Rental and Rental Related Revenue1 (a) $253.1 $369.0 % Growth -31.4% 6.0% Volume -25.6% 2.6% Pricing -4.2% -1.1% Same Store Revenue Growth -23.8% -0.3% Average Acquisition Cost of Revenue Earning Equipment During the Period (b) $2,963.4 $3,480.9 Fleet Efficiency ((a x 4) / b) 34.2% 42.4% Average Fleet Age (Months) 37.9 30.8 1 Includes effects of foreign currency

Worldwide HERC Outlook Difficult demand conditions continue - Dodge data deterioration Pricing yet to stabilize, but expecting improvement Stimulus package should positively impact late 2009 and forward Residual values continue to decline, but the pace of decline has slowed Accelerated auction activity by major competitor may increase pace of decline Industry defleeting should support price stabilization

Fleet Management Executive VP, Global Supply Chain Management John A. Thomas

Global Fleet Strategic Initiatives Execute Aggressive Fleet Sourcing Strategy Disciplined negotiations to lower fleet life cycle cost YoY Grow with investment grade imports Toyota, Nissan, Kia Reduce exposure to domestic OEMs Optimize Fleet Portfolio and Drive Higher Asset Utilization Maximize contribution per vehicle Reduce complexity Global initiatives to drive utilization improvement Proactive fleet rotation planning to ensure up and down flex capability Develop Car Sales Proficiency for Enhanced Profits Reduce cost of sales and days to sale Develop alternative car sales channels Dealer Direct Rent2Buy (Direct-to-consumer) Best-in-Class Fleet Management

Fleet Management – Total Life Cycle Fleet Management Value Chain Fleet Planning Define optimal Fleet Mix and rotation Determine optimal fleet size, mix and location Maximizes contribution margin Alignment with customer needs Fleet Acquisition Acquire vehicles in line with supply, cost and contribution margin targets Purchase with lowest total lifecycle cost and highest contribution Pro-actively negotiate favorable Terms & Conditions Fleet Operations Minimize operating cost and maximize utilization Define and execute against Maintenance strategy Optimize fleet utilization Fleet Distribution Opportunistic market share increase Extract value per vehicle by capturing variable demand Move vehicles between Hertz locations Fleet Disposal Multi channel Re-Marketing strategy Assess residual value market of aging fleet Identify optimal disposal channel for re-marketing Total Life Cycle Cost Drives All Fleet Decision Processes

Life Cycle Holding Cost Model Holding Cost Approach Drives Fleet Portfolio Optimization 1. Net Acquisition Cost 2. Financing Cost 3. Maintenance & Damage Cost 4. Sale Price 5. Holding Period Life Cycle Holding Cost Monthly Holding Cost = 1. (Gross Cap Cost - Incentives) 2. + Financing Cost 3. + Maintenance & Damage Cost 4. – Sale Price 5. Holding Period Life cycle holding cost model provides basis for all fleet decision processes

Fleet Portfolio Management – Reducing Complexity Reducing fleet complexity has significant impact on Hertz Does it need to be so complicated? 2 Wheel drive 5 seats 4 Wheel drive 7 seats 2 Wheel drive 7 seats 4 Wheel drive 5 seats Hertz Employee Feedback: “We can never communicate all that to a customer making a reservation, and they get cranky if we try to.” “I cannot upsell effectively, because I do not see in the system what is really available.” “Complexity does not add any value from a revenue perspective.” Current Fleet Future Fleet Dimension # of Options Dimension # of Options Model 321 Model 107 Trim 542 Trim 107 Car Classes 92 Car Classes 43 Impact of Complexity Reduction Better alignment of demand with supply (e.g. improved Forecasting capability) Optimize vehicle mix within a car class (towards lower average Holding Cost)

WW RAC Fleet Diversity Improvement Fleet purchases LTM 3/31/04 Mercedes 2% Nissan 2% Fiat 3% Mitsubishi 3% Renault 4% Peugeot 4% Mazda 4% Other 8% Toyota 7% GM 19% Ford 44% Fleet purchases LTM 3/31/09 BMW 1% Chrysler 1% Subaru 2% Mercedes 3% Renault 3% Peugeot 3% Volkswagen 3% Hyundai 4% Kia 4% Mazda 5% Fiat 5% Nissan 5% Other 5% Toyota 15% GM 23% Ford 23% 3/31/04 LTM LTM 3/31/09 Total Purchases 502,023 360,022 % Program 77% 60% % Risk 23% 40%

Continue to Drive Utilization Improvements Utilization Actual 2007 Actual 2008 Planned 2009 85 75 65 55 68.5 73.0 75.9 72.9 70.1 73.5 73.2 76.3 73.4 75.7 68.8 66.8 January February March April May June July August September October November December Total Year 80 75 70 65 60 69.3 69.7 73.1 Actual 2007 Actual 2008 Actual 2009

Fleet Remarketing Channel Development Auction Sales 86% Auction Sales 46% 2007 Auction Sales 86% Retail Sales 2% On-Line Auction Sales 12% 2009 Goal Auction Sales 46% Rent2Buy Sales 3% Retail Sales 5% On-Line Auction Sales 26% Dealer Direct Sales 20% Historically, car sales heavily skewed towards wholesale/auction channel Major initiative to diversify and develop new sales channels Reduces cost of sale ($300/unit) Reduces time to sale Capture higher market pricing New and alternative sales channels represent 54% of sales in 2009 Rent2Buy – D2C model very promising Car Sales Proficiency = new engine for additional profits

Fleet Mix – Risk vs. Repurchase U.S. Active Fleet Progression Repurchase vs. Risk (units) 400K 300K 200K 100K 0K Repurchase 68% Risk 32% Repurchase 25% Risk 75% Q405 Q106 Q206 Q306 Q406 Q107 Q207 Q307 Q407 Q108 Q208 Q308 Q408 Q109 Rest of World Active Fleet Progression Repurchase vs. Risk (units) 200K 150K 100K 50K 0K Repurchase 59% Risk 41% Repurchase 30% Risk 70% Q405 Q106 Q206 Q306 Q406 Q107 Q207 Q307 Q407 Q108 Q208 Q308 Q408 Q109 Risk proportion of Global fleet has more than doubled, from 34% in Q4, 2005 to 74% in Q1, 2009 Remarketing proficiency allows for continued operating flexibility and enhanced profit potential (1) Source: Hertz Fleet Department

Residual Values Manheim Used Vehicle Value Index (1) – U.S. $120 $100 $80 Subprime mortgage market begins to falter U.S. falls into first economic recession since 2001 Large financial institutions collapse Tight supply driving used car values up Residual Values (1) 07 Jan 07 Feb 07 Mar 07 Apr 07 May 07 Jun 07 Jul 07 Aug 07 Sep 07 Oct 07 Nov 07 Dec 08 Jan 08 Feb 08 Mar 08 Apr 08 May 08 Jun 08 Jul 08 Aug 08 Sep 08 Oct 08 Nov 08 Dec 09 Jan 09 Feb 09 Mar 09 Apr 09 May (1) Soure: Manheim Consulting, Monthly data compared to Jan ‘95 base period at 100. Used vehicle market has improved significantly in 1H 2009 GM & Chrysler residuals stable Supply of late-model used cars will remain low and support prices for foreseeable future “Cash for Clunkers” bill will not have major impact on late-model used car values

Competitive Benchmarking: Fleet Cost Per Unit 2008 Vehicle Monthly Depreciation 20% 15% 10% 5% 0% Hertz U.S. RAC 5.9% ABG 8.5% DTG 16.7% Q1 2009 Vehicle Monthly Depreciation 8% 7% 6% 5% 4% 3% 2% 1% 0% Hertz U.S. RAC 2.7% ABG 7.9% DTG 7.1% Significant Outperformance vs. Competitors

Growth Initiatives Senior VP & Chief Marketing Officer Michael Senackerib

Growth Initiatives Grow in key customer segments Core customers Value conscious customers Young Adults Expand into adjacent businesses Carsharing Monthly Lease Entertainment Services Expand into new geographies

Customer Centric Approach Leisure Customer Segments Upscale Family HERTZ Service Seeker HERTZ Average Jane HERTZ Value Seeker Advantage Cheap Planner Advantage

Customer Centric Approach Business Customer Segments Hertz Fans HERTZ The Road Warrior HERTZ The Infrequent Business Traveler HERTZ The All Around Traveler HERTZ Enterprise Is For Me Advantage

Customer Segments – Core New Hertz Logo Contemporize the brand image

Customer Segments – Core New Hertz Logo Contemporize the brand image New look perceived as smart, a leader, sophisticated, innovative

New Hertz Logo

Customer segments – Core New Communication Platform Price Value Hertz Functional Emotional Speed Service Selection ONLY Hertz makes me feel this good

Customer segments – Core New Communication Platform Price Value Hertz Functional Emotional Speed Service Selection ONLY Hertz makes me feel this good The Most Important Journey is Yours

New Communication Platform Hertz Journey on.

Customer Segments – Young Adults Reaching the Next Generation Increase penetration of 19-25 year olds “Young Gold” Student Marketing Online campaign – Facebook

Customer Segments – Value Conscious Advantage 38 locations in year one Competitive value brand pricing Online search and display marketing Advantage.com

Customer Segments – Value Conscious Prepaid Discount Discount on advance reservations Appeal to growing value conscious customers $30M YTD in 30 locations Expansion to new locations 2nd half ‘09 A great value from Hertz Pay now and SAVE A great value from Hertz Pay now and SAVE Get a discount when you pay in advance. SAVE NOW

Adjacent Businesses – Carsharing Connect by Hertz Billion dollar global segment Younger demographic Community marketing approach NY, London, Paris, Universities, Corporate locations Rapid expansion underway

Adjacent businesses – Monthly Lease Lease Alternative Flexible alternative to owning a vehicle Growth opportunity in current environment Key driver of RPT growth 11% of worldwide Hertz RAC revenue Is your car lease up? Save with a Hertz Monthly Lease Is your car lease up? Save with a Hertz Monthly Lease Choose a Hertz Monthly Lease No money down No financing BOOK NOW

Growth Initiatives Grow in key customer segments Core customers Value conscious customers Young Adults $200M in 2009 Expand into adjacent business Carsharing Monthly Lease Entertainment Services $2 Billion Opportunity

Technology Update Senior Vice President, Chief Information Officer Joe Eckroth

A Culture of Proven Innovation Just some of Hertz’s historic innovations… Industry’s first transactional website 2008 – Connect 1925 – First Coast-to-coast Car Rental Network 2007 – Self-service Kiosks 1985 – NeverLost® 1984 – First computerized driving directions 2002 – First global RAC in China 2006 – Green Collection 1980 – First express service - #1 Club 1998 – Return Centers 1978 – Nationwide emergency road service 1982 – Nation’s first airport RAC location at Midway 1989 – Gold Service 1955 – First car rental company with 1000 locations

Another Year of Innovation Hertz.com Kiosks Mobile & Handheld Connect HERC NeverLost®

Another Year of Innovation Hertz.com Kiosks Mobile & Handheld Connect HERC NeverLost®

Another Year of Innovation Hertz.com Kiosks Mobile & Handheld Connect HERC NeverLost®

Another Year of Innovation Hertz.com Kiosks Mobile & Handheld Connect HERC NeverLost®

Another Year of Innovation Hertz.com Kiosks Mobile & Handheld Connect HERC NeverLost®

Another Year of Innovation Hertz.com Kiosks Mobile & Handheld Connect HERC NeverLost®

Another Year of Innovation Hertz.com Kiosks Mobile & Handheld Connect HERC NeverLost®

Self-Service Kiosks Expansion Europe – Expand from 15 kiosks in three countries (UK, Italy, Germany) to 30 kiosks. Outdoor, rugged kiosks to support self-service return. Remote rental kiosk solution for local edition insurance replacement rentals and other non-automated Hertz locations. Secure key distribution system to coincide with remote rentals and after-hour operations.

Car Sharing Technology Strategic Features These items give Hertz a superior offering over other competitors: In-car Communication with Member Care GPS Tracking Bluetooth Connectivity for Cell Phones Patented Immobilizer Technology NeverLost® Basic Car Sharing Steps Join Hertz Connect Find an available car and reserve it Go to the car at pickup time and present your membership card to the scanner. Return your car where you picked it up - refuel and clean the interior if necessary Swipe you card to complete the rental It’s just that simple . . .

Eileo Technology Acquisition Contactless reader embedded in windshield reads members card Zibox on-board computer Intelligent fuel/parking card holder On-board display improves customer interaction Patented immobilizer antenna eileo Eileo + Hertz = “Best in Class” Car Sharing Platform

Next Generation Bus Automated Intercom Trip Updates Flat Screen Technology Gold Board Flight information Paid Advertising Hertz Advertising GPS Bus Tracking Broadcasting location to customers 2D Bar Code Signs Internet WiFi Near Field Communications On Board Kiosks Bar Code Readers Two Entry/Exit Doors Front or Center Located Enhancing the Customer Experience Creating New Revenue Management Opportunities

HERC Customer Fleet Mangement Fleet Management for Industrial Customer Fleet tracked via mobile device GPS / Scanner Web-based Reporting and analytics - Utilization - Location Tracking - Maintenance Fleet management - Customer Owned Fleet - Rented Fleet

Next Generation of Innovation Hertz.com Customer Messaging Keyless Entry Automated Exit / Return HERC Social Networks Converging Technologies Open New Possibilities . . .

Next Generation of Innovation Hertz.com Website essentially becomes the POS system. The customer completes rental basics all on-line. Improved mobile capabilities tie in with newer mobility culture. Converging Technologies Open New Possibilities . . .

Next Generation of Innovation Customer Messaging Utilize emerging mobile messaging channels. Reservation reminders, upsell, arrival notice, stall location, rental extension, etc. Through advertising-smart barcodes Connect Technology Integrate car sharing technology - no keys to manage. New technologies (Near Field Communications) allow for customer devices to control entry or interact with other Hertz systems. Automated Exit/Return Integrate car sharing technology. Record a vehicle’s exit automatically. Record return data and close rental automatically. Converging Technologies Open New Possibilities . . .

Next Generation of Innovation Equipment Rental Customer fleet management system provides HERC customers tools to manage owned and rented equipment and creates added value. SAP/EDI integration allows customers to use their own systems to handle the majority of their HERC transactions and creates added value. Connect technology facilitates rentals of equipment located at customer’s job site. Implement advanced mobility channels to provide customer access to HERC resources via mobile devices (Blackberry, PDA). SmartEquip interactive service manual improves parts ordering and repair processes. Globalized/Interactive web site improves customer experience worldwide. Converging Technologies Open New Possibilities . . .

Next Generation of Innovation Social Networks Take advantage of evolving channels to reach current and next-generation customers. Employ social networks to advertise and instruct. YouTube is being used as a marketing tool for Connect. Converging Technologies Open New Possibilities . . .

Closing Mark P. Frissora

Why Hertz? Only Truly Global Rental Brand Most Diversified Revenue Stream Strongest and Improving Balance Sheet Highest Demonstrated Track Record for Efficiency Improvement Clearest Strategies for Growth Significant Operating Leverage with Deleveraging, Cost Reduction and Growth Drivers

Q & A

Non-GAAP Measures and Terms The following non-GAAP measures and terms were used in the presentation: LTM EBITDA Corporate EBITDA Adjusted Pre-Tax Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day (RPD) and Car Rental Rate Revenue Per Transaction (RPT) Equipment Rental and Rental Related Revenue Same Store Revenue Growth Net Corporate Debt Net Fleet Debt Total Net Debt Corporate Restricted Cash Restricted Cash Associated with Fleet Debt Pro Forma (PF) Definitions, reconciliations and importance of the non-GAAP measures are provided in the slides or in the appendices of the presentation

Key Definitions LTM Results for the twelve months ended. EBITDA* Earnings before interest expense, taxes, depreciation, amortization and non-cash impairment charges. Corporate EBITDA* Earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. Adjusted Pre-Tax* Adjusted pre-tax income is calculated as income before income taxes and noncontrolling interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day, and Car Rental Rate Revenue Per Transaction* Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Transaction days represent the total number of days that vehicles were on rent in a given period. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency. Equipment Rental and Rental Related Revenue* Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Same Store Revenue Growth Same store revenue growth represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Net Corporate Debt* Total debt excluding fleet debt less cash and equivalents and corporate restricted cash. * “EBITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax”, “Car Rental Rate Revenue”, “Car Rental Rate Revenue Per Transaction Day (RPD)”, “Car Rental Rate Revenue Per Transaction (RPT)”, “Equipment Rental and Rental Related Revenue,” “Same Store Revenue Growth,” “Net Corporate Debt”, “Net Fleet Debt”, “Total Net Debt”, “Corporate Restricted Cash” and “Restricted Cash Associated with Fleet Debt” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

Key Definitions Net Fleet Debt* Total fleet debt (U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, capital lease financings relating to revenue earning equipment that are outside the International Fleet Debt Facilities, International ABS Fleet Financing Facility, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, the U.K. Leveraged Financing Facility and the pre-Acquisition ABS Notes) less restricted cash associated with fleet debt. Total Net Debt* Total net debt is calculated as the change in the debt balances less the change in cash and equivalents and restricted cash, adjusted for the effects of foreign currency. Corporate Restricted Cash* Total restricted cash includes cash and equivalents that are not readily available for our normal disbursements.Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt. Restricted Cash Associated with Fleet Debt* Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt programs and our car rental like-kind exchange program. Pro Forma (PF) Pro forma metrics give effect to the Company’s new capital structure as if the debt associated with the acquisition of the Company on December 21, 2005 and related purchase accounting adjustments had occurred on January 1, 2005. * “EBITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax”, “Car Rental Rate Revenue”, “Car Rental Rate Revenue PerTransaction Day (RPD)”, “Car Rental Rate Revenue PerTransaction (RPT)”, “Equipment Rental and Rental Related Revenue,” “Same Store Revenue Growth,” “Net Corporate Debt”, “Net Fleet Debt”, “Total Net Debt”, “Corporate Restricted Cash” and “Restricted Cash Associated with Fleet Debt” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

Non-GAAP Reconciliations

($ in Millions)

EBITDA Less RAC Interest Expense and RAC Fleet Depreciation Expense

	2003	2004
Car Rental		
Income before income taxes	$ 278.7	$ 437.7
Depreciation and amortization	1,369.7	1,365.3
Interest, net of interest income	271.8	305.0
EBITDA	1,920.2	2,108.0
Adjustments:		
Car rental interest expense, net of interest income	(271.8)	(305.0)
Car rental fleet depreciation	(1,258.3)	(1,228.6)
EBITDA less RAC interest expense and fleet depreciation expense	$ 390.1	$ 574.4
Equipment Rental		
Income (loss) before income taxes	$ (21.8)	$ 87.8
Depreciation	301.3	271.4
Amortization	0.6	-
Interest, net of interest income	75.8	72.0
EBITDA	$ 355.9	$ 431.2
Other Reconciling Items		
Loss before income taxes and noncontrolling interest	$ (19.4)	$ (22.9)
Depreciation and amortization	4.5	4.8
Interest, net of interest income	7.4	7.4
Noncontrolling interest	-	(3.2)
EBITDA	$ (7.5)	$ (13.9)
Consolidated		
Income before income taxes and noncontrolling interest	$ 237.5	$ 502.6
Depreciation and amortization	1,676.1	1,641.5
Interest, net of interest income	355.0	384.4
Noncontrolling interest	-	(3.2)
EBITDA	2,268.6	2,525.3
Adjustments		
Car rental interest expense, net of interest income	(271.8)	(305.0)
Car rental fleet depreciation	(1,258.3)	(1,228.6)
EBITDA less RAC interest expense and fleet depreciation expense	$ 738.5	$ 991.7

Hertz®

Non-GAAP Reconciliations

Corporate EBITDA

($ in Millions)

	Years Ended December 31, 2007	2006	Combined 2005 PF
Car Rental			
Income (loss) before income taxes	$ 468.6	$ 373.5	$ 291.6
Depreciation and amortization	1,856.6	1,659.9	1,551.9
Interest, net of interest income	436.8	424.1	421.0
EBITDA	2,762.0	2,457.5	2,264.5
Adjustments:			
Car rental fleet interest	(427.8)	(400.0)	(406.9)
Car rental fleet depreciation	(1,695.4)	(1,479.6)	(1,381.5)
Non-cash expenses and charges (a)	60.4	75.5	94.9
Extraordinary, unusual or non-recurring gains and losses	38.7	-	4.0
Corporate EBITDA	$ 737.9	$ 653.4	$ 575.0
Equipment Rental			
Income (loss) before income taxes	$ 308.5	$ 269.5	$ 173.3
Depreciation and amortization	380.6	350.3	321.4
Interest, net of interest income	146.3	140.0	91.7
EBITDA	835.4	759.8	586.4
Adjustments:			
Non-cash expenses and charges	2.7	(0.4)	1.0
Extraordinary, unusual or non-recurring gains and losses	(4.0)	-	-
Corporate EBITDA	$ 834.1	$ 759.4	$ 587.4
Other Reconciling Items			
Loss before income taxes and noncontrolling interest	$ (390.3)	$ (442.4)	$ (335.2)
Depreciation and amortization	5.9	5.9	5.5
Interest, net of interest income	292.3	336.6	310.9
Noncontrolling Interest	(19.7)	(16.7)	(12.6)
EBITDA	(111.8)	(116.6)	(31.4)
Adjustments:			
Non-cash expenses and charges (a)	39.1	55.5	10.3
Extraordinary, unusual or non-recurring gains and losses	42.2	23.8	-
Sponsors' fees	-	3.2	-
Corporate EBITDA	$ (30.5)	$ (34.1)	$ (21.1)
Consolidated			
Income (loss) before income taxes and noncontrolling interest	$ 386.8	$ 200.6	$ 129.7
Depreciation and amortization	2,243.1	2,016.1	1,878.8
Interest, net of interest income	875.4	900.7	823.6
Noncontrolling Interest	(19.7)	(16.7)	(12.6)
EBITDA	3,485.6	3,100.7	2,819.5
Adjustments:			
Car rental fleet interest	(427.8)	(400.0)	(406.9)
Car rental fleet depreciation	(1,695.4)	(1,479.6)	(1,381.5)
Non-cash expenses and charges	102.2	130.6	106.2
Extraordinary, unusual or non-recurring gains and losses	76.9	23.8	4.0
Sponsors' fees	-	3.2	-
Corporate EBITDA	$ 1,541.5	$ 1,378.7	$ 1,141.3

(a) Non-cash expenses and charges for our car rental segment have been revised to include unrealized gains and losses on our interest rate swaptions which were previously included in "Other Reconciling Items" for years ended December 31, 2007 and 2006.

H1060-Analy
6/09-145

Non-GAAP Reconciliations Corporate EBITDA ($ in Millions) Twelve Months Ended March 31, 2009 Three Months Ended March 31, 2009 Three Months Ended March 31, 2008 Year Ended Dec. 31, 2008 Car Rental Revenues $6,514.9 $1,282.9 $1,626.2 $8,858.2 Loss before income taxes $(469.7) $(90.2) $(5.8) $(385.3) Depreciation and amortization 1,943.4 425.8 486.1 2,003.7 Interest, net of interest income 429.1 76.8 92.5 444.8 Impairment charges 443.0 - - 443.0 EBITDA 2,345.8 412.4 572.8 2,506.2 Adjustments: Car rental fleet interest (435.8) (79.1) (94.0) (450.7) Car rental fleet depreciation (1,787.5) (391.1) (447.4) (1,843.8) Non-cash expenses and charges 87.7 18.9 14.2 83.0 Extraordinary unusual or non-recurring gains and losses 115.9 28.0 20.2 108.1 Corporate EBITDA $326.1 $(10.9) $65.8 $402.8 Equipment Rental Revenues $1,1526.6 $279.5 $411.0 $1,658.1 Income (loss) before income taxes $(693.5) $(24.8) $39.4 $(629.3) Depreciation and amortization 434.4 116.1 105.3 423.6 Interest, net of interest income 90.5 14.5 33.5 109.5 Impairment charges 725.9 - - 725.9 EBITDA 557.3 105.8 178.2 629.7 Adjustments: Non-cash expenses and charges - - - - Extraordinary unusual or non-recurring gains and losses 110.2 7.1 3.2 106.3 Corporate EBITDA $667.5 $112.9 $181.4 $736.0 Other Reconciling Items Revenues $9.3 $2.5 $2.0 $8.8 Loss before income taxes and noncontrolling interest $(373.8) $(95.0) $(89.4) $(368.2) Depreciation and amortization 5.9 1.5 1.6 6.0 Interest, net of interest income 292.5 71.8 70.2 290.9 Noncontrolling Interest (19.1) (3.1) (4.8) (20.8) EBITDA (94.5) (24.8) (22.4) (92.1) Adjustments: Non-cash expenses and charges 31.4 7.4 6.0 30.0 Non-cash expenses and charges adjustment to arrive at LTM* 3.7 - - - Extraordinary unusual or non-recurring gains and losses 26.6 7.3 4.2 23.5 Corporate EBITDA $(32.8) $(10.1) $(12.2) $(38.6) Consolidated Revenues $8,050.8 $1,564.9 $2,039.2 $8,525.1 Loss before income taxes and noncontrolling interest $(1,537.0) $(210.0) $(55.8) $(1,382.8) Depreciation and amortization 2,383.7 543.4 593.0 2,433.3 Interest, net of interest income 812.1 163.1 196.2 845.2 Impairment charges 1,168.9 - - 1,168.9 Noncontrolling Interest (19.1) (3.1) (4.8) (20.8) EBITDA 2,808.6 493.4 728.6 3,043.8 Adjustments: Car rental fleet interest (435.8) (79.1) (94.0) (450.7) Car rental fleet depreciation (1,787.5) (391.1) (447.4) (1,843.8) Non-cash expenses and charges 119.1 26.3 20.2 113.0 Non-cash expenses and charges adjustment to arrive at LTM* 3.7 - - - Extraordinary unusual or non-recurring gains and losses 252.7 42.4 27.6 237.9 Corporate EBITDA $960.8 $91.9 $235.0 $1,100.2 * Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

Non-GAAP Reconciliations

Adjusted Pre-Tax Income (Loss)

($ in Millions)	Twelve Months Ended March 31, 2009	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Year Ended Dec. 31, 2008
Car Rental				
Revenues	$ 6,514.9	$ 1,282.9	$ 1,626.2	$ 6,858.2
Total Expenses	6,984.6	1,373.1	1,632.0	7,243.5
Loss before income taxes	(469.7)	(90.2)	(5.8)	(385.3)
Adjustments:				
Purchase accounting	39.3	9.4	10.3	40.2
Non-cash debt charges	81.8	19.3	8.6	71.1
Restructuring charges	97.7	15.1	15.8	98.4
Restructuring related charges	26.0	8.6	2.1	19.5
Impairment charge	443.0	-	-	443.0
Third-party bankruptcy accrual	4.3	4.3	-	-
Vacation accrual adjustment	(2.3)	-	2.3	-
Unrealized loss on derivative	6.0	-	6.0	12.0
Realized gain on derivative	(9.8)	-	-	(9.8)
Adjusted pre-tax income (loss)	$ 216.3	$ (33.5)	$ 39.3	$ 289.1
Equipment Rental				
Total Revenues	$ 1,526.6	$ 279.5	$ 411.0	$ 1,658.1
Total Expenses	2,220.1	304.3	371.6	2,287.4
Income (loss) before income taxes	(693.5)	(24.8)	39.4	(629.3)
Adjustments:				
Purchase accounting	60.9	16.1	14.0	58.8
Non-cash debt charges	9.9	2.3	2.7	10.3
Restructuring charges	108.5	7.0	1.7	103.2
Restructuring related charges	2.5	0.1	0.7	3.1
Impairment charge	725.9	-	-	725.9
Vacation accrual adjustment	(0.8)	-	0.8	-
Adjusted pre-tax income	$ 213.4	$ 0.7	$ 59.3	$ 272.0
Other Reconciling Items				
Total Revenues	$ 9.3	$ 2.5	$ 2.0	$ 8.8
Total Expenses	383.1	97.5	91.4	377.0
Loss before income taxes and noncontrolling interest	(373.8)	(95.0)	(89.4)	(368.2)
Adjustments:				
Purchase accounting	2.0	0.5	0.5	2.0
Non-cash debt charges	19.0	3.4	3.2	18.8
Restructuring charges	19.9	7.4	2.1	14.6
Restructuring related charges	3.2	0.2	0.7	3.7
Gasoline hedge	(1.0)	(1.0)	-	-
Vacation accrual adjustment	(0.1)	-	0.1	-
Management transition costs	4.6	0.7	1.3	5.2
Adjusted pre-tax loss	$ (326.2)	$ (83.8)	$ (81.5)	$ (323.9)
Consolidated				
Total Revenues	$ 8,050.8	$ 1,564.9	$ 2,039.2	$ 8,525.1
Total Expenses	9,587.8	1,774.9	2,095.0	9,907.9
Loss before income taxes and noncontrolling interest	(1,537.0)	(210.0)	(55.8)	(1,382.8)
Adjustments:				
Purchase accounting	102.2	26.0	24.8	101.0
Non-cash debt charges	110.7	25.0	14.5	100.2
Restructuring charges	226.1	29.5	19.6	216.2
Restructuring related charges	31.7	8.9	3.5	26.3
Impairment charge	1,168.9	-	-	1,168.9
Third-party bankruptcy accrual	4.3	4.3	-	-
Gasoline hedge	(1.0)	(1.0)	-	-
Vacation accrual adjustment	(3.2)	-	3.2	-
Unrealized loss on derivative	6.0	-	6.0	12.0
Realized gain on derivative	(9.8)	-	-	(9.8)
Management transition costs	4.6	0.7	1.3	5.2
Adjusted pre-tax income (loss)	$ 103.5	$ (116.6)	$ 17.1	$ 237.2

H1060-Analyst/09-147

Hertz

Non-GAAP Reconciliations

Adjusted Pre-Tax Income (Loss)

($ in Millions)	Three Months Ended Sept. 30, 2008	Three Months Ended Sept. 30, 2007	Three Months Ended Dec. 31, 2008	Three Months Ended Dec. 31, 2007
Car Rental				
Total Revenues	$ 1,986.5	$ 1,982.2	$ 1,415.3	$ 1,668.4
Total Expenses	1,900.7	1,731.7	2,010.0	1,579.0
Income (loss) before income taxes	85.8	250.5	(594.7)	89.4
Adjustments:				
Purchase accounting	9.9	9.1	9.7	10.2
Non-cash debt charges	13.5	29.1	33.2	12.6
Restructuring charges	36.4	11.9	33.7	18.2
Restructuring related charges	8.3	-	3.4	-
Impairment charge	-	-	443.0	-
Vacation accrual adjustment	(1.8)	(6.5)	-	(5.4)
Unrealized (gain) on derivative	15.0	7.0	-	(0.9)
Realized loss on derivative	-	-	5.0	-
Adjusted pre-tax income (loss)	$ 167.1	$ 301.1	$ (66.7)	$ 124.1
Equipment Rental				
Total Revenues	$ 433.1	$ 464.9	$ 370.7	$ 468.1
Total Expenses	406.2	370.5	1,118.6	383.8
Income (loss) before income taxes	26.9	94.4	(747.9)	84.3
Adjustments:				
Purchase accounting	14.8	13.8	16.4	15.5
Non-cash debt charges	2.6	2.8	2.3	2.9
Restructuring charges	36.6	0.4	48.2	1.5
Restructuring related charges	0.8	-	1.1	-
Impairment charge	-	-	725.9	-
Vacation accrual adjustment	(0.6)	(2.2)	-	(1.9)
Adjusted pre-tax income	$ 81.1	$ 109.2	$ 46.0	$ 102.3
Other Reconciling Items				
Total Revenues	$ 2.3	$ 2.5	$ 2.7	$ 2.3
Total Expenses	88.8	92.3	106.3	94.7
Loss before income taxes and noncontrolling interest	(86.5)	(89.8)	(103.6)	(92.4)
Adjustments:				
Purchase accounting	0.5	0.4	0.5	0.5
Non-cash debt charges	4.1	2.9	8.3	3.1
Restructuring charges	1.9	3.8	7.1	11.3
Restructuring related charges	1.0	-	0.8	-
Vacation accrual adjustment	(0.1)	(0.5)	-	(0.4)
Management transition costs	-	7.8	3.9	4.0
Adjusted pre-tax loss	$ (79.1)	$ (75.4)	$ (83.0)	$ (73.9)
Consolidated				
Total Revenues	$ 2,421.9	$ 2,449.6	$ 1,788.7	$ 2,138.8
Total Expenses	2,395.7	2,194.5	3,234.9	2,057.5
Income (loss) before income taxes and noncontrolling interest	26.2	255.1	(1,446.2)	81.3
Adjustments:				
Purchase accounting	25.2	23.3	26.6	26.2
Non-cash debt charges	20.2	34.8	43.8	18.6
Restructuring charges	74.9	16.1	89.0	31.0
Restructuring related charges	10.1	-	5.3	-
Impairment charge	-	-	1,168.9	-
Vacation accrual adjustment	(2.5)	(9.2)	-	(7.7)
Unrealized (gain) on derivative	15.0	7.0	-	(0.9)
Realized loss on derivative	-	-	5.0	-
Management transition costs	-	7.8	3.9	4.0
Adjusted pre-tax income (loss)	$ 169.1	$ 334.9	$ (103.7)	$ 152.5

W1060-Analyst/09-148

Non-GAAP Reconciliations Net Corporate Debt, Net Fleet Debt and Total Net Debt ($ in Millions) As of March 31, 2009 Corporate Debt Debt, less: $9,692.6 U.S Fleet Debt and Pre-Acquisition Notes 3,679.5 International Fleet Debt 613.7 Fleet Financing Facility 159.4 U.K. Leveraged Financing 138.7 Canadian Fleet Financing Facility 72.7 International ABS Fleet Financing Facility 443.6 Other International Facilities 84.2 Fleet Debt $5,191.8 Corporate Debt $4,500.8 Corporate Restricted Cash Restricted Cash, less: $323.4 Restricted Cash Associated with Fleet Debt (233.4) Corporate Restricted Cash $90.0 Net Corporate Debt Corporate Debt, less: $4,500.8 Cash and Equivalents (557.1) Corporate Restricted Cash (90.0) Net Corporate Debt $3,853.7 Net Fleet Debt Fleet Debt, less: $5,191.8 Restricted Cash Associated with Fleet Debt (233.4) Net Fleet Debt $4,958.4 Total Net Debt $8,812.1

Non-GAAP Reconciliations Equipment Rental and Rental Related Revenue Year Ended December 31, Three Months Ended March 31, 2006(a) 2007(a) 2008(a) 2008(a) 2009(a) Equipment rental revenue per statement of operations $1,672.1 $1,755.3 $1,657.3 $410.8 $279.3 Equipment sales and other revenue (193.6) (190.2) (177.0) (41.8) (26.2) Rental and rental related revenue including effects of foreign currency 1,478.5 1,565.1 1,480.3 369.0 253.1 Foreign currency adjustment 53.8 31.0 1.5 (15.5) 3.2 Rental and rental related revenue $1,532.3 $1,596.1 $1,481.8 $353.5 $256.3 (a) Year ended December 31, 2006, 2007 and 2008 based on 12/31/07 foreign exchange rates and three months ended March 31, 2008 and 2009 based on 12/31/08 foreign exchange rates.

Non-GAAP Reconciliations Car Rental Rate Revenue Per Transaction Day Year Ended December 31, Three Months Ended March 31, 2006(a) 2007(a) 2008(a) 2008(a) 2009(a) Car rental revenue per statement of operations $6,273.6 $6,800.7 $6,730.4 $1,598.1 $1,260.9 Non-rental rate revenue (890.6) (972.9) (989.0) (218.7) (172.3) Foreign currency adjustment 91.9 (84.1) (202.6) (68.3) 21.5 Rental rate revenue (a) $5,474.9 $5,743.7 $5,738.8 $1,311.1 $1,110.1 Transaction days (in thousands) 123,251 129,355 127,897 30,239 26,475 Rental rate revenue per transaction day (in whole dollars) $44.42 $44.40 $43.31 $43.36 $41.93 (a) Based on 12/31/08 foreign exchange rates.

Importance of Non-GAAP Measures EBITDA and Corporate EBITDA provide investors with supplemental measures of operating performance and liquidity. Corporate EBITDA provides supplemental information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of Hertz’s annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. These measures are important to allow Hertz to evaluate profitability and make performance trend comparisons between Hertz and its competitors. Management also believes that EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries. EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating Hertz’s operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of Hertz’s financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities.

Importance of Non-GAAP Measures Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items previously mentioned. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. Car Rental Rate Revenue, Car Rental Rate Revenue Per Transaction Day, Car Rental Rate Revenue Per Transaction: our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. These statistics are important to management and investors as they represents the best measurements of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control. The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged. Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions. On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports). Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions. Equipment Rental and Rental Related Revenue is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. Net Corporate Debt, Net Fleet Debt and Total Net Debt are important statistics to management, investors and rating agencies as they help measure the Company’s leverage. Net Corporate Debt also assists in the evaluation of the Company’s ability to service its non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.